UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 10, 2004

Sea Pines Associates, Inc.

(Exact name of registrant as specified in its charter)

South Carolina	0-17517	57-0845789

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

32 Greenwood Drive, Hilton Head Island, South Carolina	29928

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(843) 785-3333

Not applicable

(Former name or former address, if changed since last report)

Item 9. Regulation FD Disclosure.

     The registrant currently has outstanding bank debt of $4.8 million principal that was incurred in connection with the previously disclosed settlement of the Greypoint Associates lawsuit. That debt must be paid by July 2005. In addition, principal payments of $1.9 million on other bank debt must be paid by that date. Cash flow from operations will not be sufficient to satisfy these debt payment requirements. Accordingly, the Board of Directors is considering a number of alternatives, including asset sales.

     In order to help it determine how to raise funds to satisfy the debt payment requirements, the Board of Directors has retained the investment banking firm of Greenhill & Co., LLC (“Greenhill”). Under its arrangement with the registrant, Greenhill is to provide the Board of Directors with estimates of the potential values of various assets as well as advice on the pros and cons of various alternatives and as to which alternatives would contribute to the highest shareholder value in the long term.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sea Pines Associates, Inc.

(Registrant)

Date	March 10, 2004	/s/ Michael E. Lawrence

Michael E. Lawrence, Chief Executive Officer